POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints each
of Carey Bartell, Mclaurin Files, and Henry Turner, or any of them signing singly, and with full
power of substitution, the undersigned's true and lawful attorney-in-fact to:

1.  prepare, execute in the undersigned's name and on the undersigned's behalf,
and
submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID,
including
amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the
SEC
of reports required by Section 16(a) of the Securities Exchange Act of 1934 or
any rule or
regulation of the SEC;

2.  execute for and on behalf of the undersigned, in the undersigned's capacity as an officer
and/or director of Conagra Brands, Inc. (the "Company"), Forms 3, 4, and 5 in
accordance with Section 16(a) of the Securities Exchange Act of 1934 ("Section
16") and
the rules thereunder, and Form 144 ("Form 144") pursuant to Rule 144 under the
Securities Act of 1933 ("Rule 144") and the rules thereunder;

3.  do and perform any and all acts for and on behalf of the undersigned which may be
necessary or desirable to complete and execute any such Form 3, 4, 5, or 144, complete
and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

4.  take any other action of any type whatsoever in connection with the foregoing which, in
the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or
legally required by, the undersigned, it being understood that the documents executed
by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as such
attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to
do and perform any and every act and thing whatsoever requisite, necessary, or proper to be
done in the exercise of any of the rights and powers herein granted, as fully to all intents and
purposes as the undersigned might or could do if personally present, with full power of
substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall
lawfully do or cause to be done by virtue of this power of attorney and the rights and powers
herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in
serving in such capacity at the request of the undersigned, is not assuming, nor is the Company
assuming, any of the undersigned's responsibilities to comply with Section 16 and Rule 144.

This Power of Attorney shall remain in full force and effect until the undersigned is no
longer required to file Forms 3, 4, 5, and 144 with respect to the undersigned's holdings of and
transactions in securities issued by the Company, unless earlier revoked by the undersigned in a
signed writing delivered to the foregoing attorneys-in-fact.

*****

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of
this _12_day of _June_ , 2023.

/s/ Alexandre Eboli
Alexandre Eboli